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                                                                     EXHIBIT 3.1

                            ARTICLES OF ORGANIZATION

                                       OF

                         BENJAMIN FRANKLIN BANCORP, INC.

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                                                                               .
                                                                               .

                                TABLE OF CONTENTS

ARTICLE I. NAME........................................................    1

ARTICLE II. PURPOSE....................................................    1

ARTICLE III. AUTHORIZED CAPITAL SHARES.................................    1

ARTICLE IV. CAPITAL SHARES.............................................    1

   4.1. RIGHTS AND PREFERENCES; RECLASSIFICATION.......................    1
   4.2. COMMON SHARES..................................................    2

ARTICLE V. RESTRICTIONS ON TRANSFER....................................    2

ARTICLE VI. OTHER LAWFUL PROVISIONS....................................    2

   6.1. CERTAIN BUSINESS COMBINATIONS..................................    2
   6.2. STANDARDS FOR BOARD OF DIRECTORS' ACTIONS......................   10
   6.3. SHAREHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS.............   10
   6.4. PREEMPTIVE RIGHTS..............................................   10
   6.5. DIRECTORS......................................................   11
   6.6. CALL OF SPECIAL MEETINGS.......................................   12
   6.7. QUORUM; VOTING.................................................   12
   6.8. ACTION BY WRITTEN CONSENT......................................   12
   6.9. AMENDMENT OF BY-LAWS...........................................   13
   6.10. AMENDMENT OF ARTICLES OF ORGANIZATION.........................   13
   6.11. BENEFICIAL OWNERSHIP LIMITATION...............................   13
   6.12. INTERPRETATION................................................   15
   6.13. CERTAIN STATUTE...............................................   16

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                            ARTICLES OF ORGANIZATION
                                       OF
                         BENJAMIN FRANKLIN BANCORP, INC.

                                   ARTICLE I.
                                      NAME

      The exact name of the corporation is: Benjamin Franklin Bancorp, Inc.

                                   ARTICLE II.
                                     PURPOSE

      The purpose of the corporation is to engage in any lawful business.

                                  ARTICLE III.
                            AUTHORIZED CAPITAL SHARES

      The total number of shares and par value of each class of shares that the Corporation is authorized to issue is as follows:

     WITHOUT PAR VALUE                    WITH PAR VALUE
----------------------------     ---------------------------------
                   NUMBER OF              NUMBER OF
 TYPE               SHARES       TYPE       SHARES       PAR VALUE
------            ----------     ----     ---------      ---------
Common            75,000,000

                                   ARTICLE IV.
                                 CAPITAL SHARES

      4.1. RIGHTS AND PREFERENCES; RECLASSIFICATION. The Board of Directors (or, if permitted by law, any authorized committee thereof) is expressly authorized, without shareholder action and to the fullest extent permitted by law, to provide for the issuance of the shares of capital stock of the Corporation in one or more classes or series of such stock and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each class or series and any qualifications, limitations and restrictions thereof. The number of authorized shares of any class or series, the distinguishing designation thereof and the preferences, limitations and relative rights applicable thereto shall be set forth in these Articles or any amendment (an "AMENDMENT OF DESIGNATION") thereto approved by the shareholders or by the Board of Directors without shareholder action, provided that the Board of Directors may not approve an aggregate number of authorized shares of all classes and series which exceeds the total number of authorized shares approved by the shareholders and specified in these Articles of Organization, as amended from time to time (these "ARTICLES"). Any such action with respect to any class or series may be amended or rescinded by the shareholders or by the Board of

Directors at any time prior to the initial issuance of shares of such class or series. At any time after the initial issuance of shares of any class or series the Board of Directors may reclassify any unissued shares of such class or series into one or more existing or new classes or series. Shares of any class or series may be issued as a share dividend in respect of shares of another class or series. If authorized by the Board of Directors, shares of a class or series having preference over another class or series with respect to distributions, including dividends and distributions upon the dissolution of the corporation, may be issued as a share dividend in respect of shares of such other class or series whether or not there are at the time any outstanding shares of any third class or series as to which the shares then to be issued have a right with respect to distribution which is prior, superior or substantially equal.

      4.2. COMMON SHARES. The authorized shares of this Corporation have been designated as Common Shares, subject to the right of the Board of Directors to reclassify any unissued Common Shares into one or more existing or new classes or series. The holders of the Common Shares shall have the exclusive right to vote for the election of directors of the Corporation and on all other matters requiring shareholder action (with each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the shareholders of the Corporation for their vote); provided, however, that, except as otherwise required by law, holders of Common Shares shall not be entitled to vote (in their capacity as holders of Common Shares) on any amendment to these Articles that alters or changes the preferences, limitations or relative rights of one or more other class or series of outstanding stock if the holders of such affected class or series are entitled to vote, either separately or together with the holders of one or more other such other class or series, on such amendment pursuant to these or pursuant to the Massachusetts Business Corporation Act (the "ACT"). The holders of the Common Shares shall be entitled to such dividends as may from time to time be declared by the Board of Directors out of any funds legally available for the declaration of dividends, subject to any applicable provisions of the Act, other applicable law or these Articles, and subject to the relative rights and preferences of any shares of any other class or series authorized and issued in accordance with these Articles. Subject to the relative rights and preferences of any other class or series authorized and issued hereunder, upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, the holders of Common Shares shall be entitled to receive pro rata all assets of the Corporation available for distribution to its shareholders.

                                   ARTICLE V.
                            RESTRICTIONS ON TRANSFER

      The restrictions, if any, imposed by these Articles upon the transfer of shares of any class or series of shares are: None.

                                  ARTICLE VI.
                             OTHER LAWFUL PROVISIONS

      6.1. CERTAIN BUSINESS COMBINATIONS.

            6.1.1 VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by the Act or these Articles, and except as otherwise expressly provided in Section 6.1.3 of these Articles, any Business Combination (as defined in

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Section 6.1.2) shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital shares of the Corporation entitled to vote generally in the election of directors (the "VOTING SHARES"), voting together as a single voting group (it being understood that for purposes of this Section 6.1, each of the Voting Shares shall have one vote or such other number of votes as may be granted to it pursuant to Article IV of these Articles). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles (other than Section 6.1.3) or any Amendment of Designation (as defined in Section 4.1) or in any agreement with any national securities exchange or otherwise.

            6.1.2 BUSINESS COMBINATION DEFINED. The term "BUSINESS COMBINATION" as used in this Article VI shall mean:

                  (a) any merger or consolidation of the Corporation or any Subsidiary (as defined in Section 6.1.4(j)) with (a) any Interested Shareholder (as defined in Section 6.1.4(h)) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Interested Shareholder or an Affiliate (as defined in Section 6.1.4(a)) of an Interested Shareholder; or

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as defined in Section 6.1.4(f)) equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries; or

                  (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof (established with the approval of a majority of the Independent Directors (as defined in Section 6.1.4(e)); or

                  (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

                  (e) any reclassification of securities (including any reverse share split) or recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or

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      series of equity or convertible securities of the Corporation or any
      Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

            6.1.3 WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section
6.1.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as may be required by law or by any other provision of these Articles, if either (x) the condition specified in Section 6.1.3(a) is met or (y) all of the conditions specified in Section 6.1.3(b) are met:

                  (a) APPROVAL BY INDEPENDENT DIRECTORS. The Business Combination shall have been approved by two-thirds (2/3) of the Independent Directors then in office, it being understood that this condition shall not be capable of satisfaction unless there is at least one Independent Director.

                  (b) PRICE AND PROCEDURE REQUIREMENTS. All of the following conditions shall have been met:

                        (1) The aggregate amount of the cash and the Fair Market
            Value of consideration other than cash, determined as of the date of the consummation of the Business Combination, to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the higher of the following:

                              (A) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder or any of its Affiliates for any Common Shares acquired by it
                  (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "ANNOUNCEMENT DATE," determined in accordance with Section 6.1.4(b)) or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                              (B) the Fair Market Value per share of Common
                  Shares of the Corporation on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "DETERMINATION DATE"), whichever is higher.

                        (2) The aggregate amount of the cash and the Fair Market
            Value of consideration other than cash, determined as of the date of the consummation of the Business Combination, to be received per share by holders of shares of any class of outstanding Voting Shares other than the Common Shares shall be at least equal to the highest of the following (it being intended that the requirements of this Section 6.1.3(b)(2) shall be required to be met with respect to each such other class of outstanding Voting Shares, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Shares):

                              (A) (if applicable) the highest per share price
                  (including

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                  any brokerage commissions, transfer taxes and soliciting
                  dealers' fees) paid by the Interested Shareholder or any of its Affiliates for any shares of such class of Voting Shares acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

                              (B) (if applicable) the highest preferential
                  amount per share to which the holders of shares of such class of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                              (C) the Fair Market Value per share of such class
                  of Voting Shares on the Announcement Date or on the Determination Date, whichever is higher.

                        (3) The holders of all outstanding Voting Shares not
            beneficially owned by the Interested Shareholder immediately prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares meeting all of the terms and conditions of this Section 6.1.3(b); provided, however, that the failure of any shareholders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this
            Section 6.1.3(b)(3) from being satisfied.

                        (4) The consideration to be received by holders of any
            particular class or, if outstanding, any particular series of outstanding Voting Shares (including Common Shares) shall be in cash or in the same form as the Interested Shareholder or any of its Affiliates has previously paid for shares of such class or series of Voting Shares. If the Interested Shareholder or any of its Affiliates has paid for shares of any class or any series of Voting Shares with varying forms of consideration, the form of consideration to be received per share by holders of such class or series of Voting Shares shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Shares previously acquired by the Interested Shareholder or any of its Affiliates.

                        (5) The prices determined in accordance with Section
            6.1.3(b) shall be subject to appropriate adjustment in the event of any share dividend, shares split, combination of shares or similar event.

                        (6) After such Interested Shareholder has become an
            Interested Shareholder and prior to the consummation of any such Business Combination: (a) except as shall have been approved by two-thirds (2/3) of the Independent Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding shares having preference over the Common Shares as to dividends or liquidation; (b) there shall have been (1) no reduction in the annual rate of

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

            dividends paid on the Common Shares (except as necessary to reflect any subdivision of the Common Shares), except as approved by two-thirds (2/3) of the Independent Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse shares split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Shares, unless the failure so to increase such annual rate is approved by two-thirds (2/3) of the Independent Directors; and (c) neither such Interested Shareholder nor any of its Affiliates shall have become the beneficial owner (as such term is defined in Section 6.1.4(c)) of any additional Voting Shares except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                        (7) After such Interested Shareholder has become an
            Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                        (8) A proxy or information statement describing the
            proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy or information statement shall contain, if a majority of the Independent Directors so requests, an opinion of a reputable investment banking firm which shall be selected by a majority of the Independent Directors, furnished with all information such investment banking firm reasonably requests and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion, as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of Voting Shares (other than the Interested Shareholder).

            6.1.4 CERTAIN DEFINITIONS. For the purpose of these Articles:

                  (a) "AFFILIATE" or "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of filing of these Articles.

                  (b) ANNOUNCEMENT DATE. For the purposes of determining the "ANNOUNCEMENT DATE," in the event that the first public announcement of the proposal of the Business Combination is made after the close on such date of any securities exchange registered under the Exchange Act on which any shares of the Voting Shares of the Corporation are traded, or of any automated quotation system maintained by the Nasdaq Stock Market, Inc. or any other system on which any shares of the Voting Shares of the Corporation are listed, then the Announcement Date shall be deemed to be the next day on which such exchange or quotation system is open.

                  (c) "BENEFICIAL OWNERSHIP" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles; provided, however, that a person shall, in any event, also be deemed to be a "BENEFICIAL OWNER" of any Voting Shares:

                        (1) which such person or any of its Affiliates or
            Associates (as herein defined) beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the Exchange Act, as in effect on the date of filing of these Articles; or

                        (2) which such person or any of its Affiliates or
            Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in Section 6.1.2) or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, (b) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner), or (c) the right to dispose of or transfer; or

                        (3) which are beneficially owned, directly or
            indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreements, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital shares of the Corporation;

      and provided further, however, that (1) no Director or Officer of this Corporation (and no Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Director's or Officer's acting in his or her capacities as such, be deemed, for any purposes hereof, to beneficially own any Voting Shares beneficially owned by another such Director or Officer (or any Affiliate thereof), and (2) neither any employee shares ownership plan or similar plan of the Corporation or any Subsidiary, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of its capacity as such trustee), shall be deemed, for any purposes hereof, to beneficially own any Voting Shares held under any such plan.

      For purposes of computing the percentage beneficial ownership of Voting Shares of a

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

      person, the outstanding Voting Shares shall include shares deemed owned by such person through application of Section 6.1.4(c), but shall not include any other Voting Shares which may be issuable by this Corporation pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (d) CONSIDERATION OTHER THAN CASH. In the event of any Business Combination in which the Corporation survives, the phrase "CONSIDERATION OTHER THAN CASH" as used in Section 6.1.3(b)(1) and Section 6.1.3(b)(2) hereof shall include the Common Shares and/or the shares of any other class of outstanding Voting Shares retained by the holders of such shares.

                  (e) "INDEPENDENT DIRECTOR" means

                        (1) at any time when there is no Interested Shareholder,
            any member of the Board of Directors, and

                        (2) at any time when there is an Interested Shareholder,
            any member of the Board of Directors who (i) is not, and was not at any time during the two-year period immediately prior to the date in question, an Affiliate or Associate of the Interested Shareholder, and (ii) is not an employee of the Corporation or any Affiliate of the Corporation.

                  (f) "FAIR MARKET VALUE" means:

                        (1) in the case of shares, the highest closing sales
            price of the shares during the 30-day period immediately preceding the date in question of such a share on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such shares are admitted to trading on a principal United States securities exchange registered under the Exchange Act, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of such a share as determined by the Board of Directors in good faith; and

                        (2) in the case of property other than cash or shares,
            the fair market value of such property on the date in question as determined in good faith by a majority of the Independent Directors.

      All references to prices and values, including references to "FAIR MARKET VALUE" and "HIGHEST PER SHARE PRICE" shall in each case be adjusted to the extent necessary to reflect an appropriate adjustment for any dividend or distribution in such shares or any share split or reclassification of outstanding shares into a greater number of shares or any combination or reclassification of outstanding shares into a smaller number of shares.

                  (g) "GROUP ACTING IN CONCERT" shall mean persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or persons acting with conscious parallel behavior, or any "GROUP OF PERSONS" as defined under Section 13(d) of the Exchange Act. When persons act together for such purpose, their group is deemed to have acquired their shares.

                  (h) "INTERESTED SHAREHOLDER" shall mean any person (other than the Corporation, any Subsidiary or any employee shares ownership plan formed by the Corporation) who or which:

                        (1) is the beneficial owner, directly or indirectly, of
            ten percent (10%) or more of the voting power of the outstanding Voting Shares; or

                        (2) is an Affiliate of the Corporation and at any time
            within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Shares; or

                        (3) is an assignee of or has otherwise succeeded to any
            Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, and such assignment or succession was not approved by two-thirds (2/3) of the Independent Directors.

                  (i) A "PERSON" shall include any individual, group acting in concert, corporation, partnership, limited liability company, limited liability partnership, association, joint venture, partnership, pool, joint shares company, trust, unincorporated organization or similar company, syndicate, or any group formed for the purpose of acquiring, holding or disposing of securities.

                  (j) "SUBSIDIARY" means any corporation of which at least a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the exclusion from the definition of Interested Shareholder set forth in
      Section 6.1.4(h), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

            6.1.5 POWERS OF THE BOARD OF DIRECTORS. A majority of the Independent Directors of the Corporation then in office shall have the power and duty to determine for the purposes of this Section 6.1, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number or percentage of Voting Shares beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to or greater than ten percent (10%) of the combined assets of the Corporation and its Subsidiaries,
(E) whether the requirements of Section 6.1.3 have been met with respect to any Business

Combination, and (F) any other matters of interpretation arising under this
Section 6.1. The good faith determination of a majority of the Independent Directors on such matters shall be conclusive and binding for all purposes of this Section 6.1.

            6.1.6 NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Section 6.1 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

            6.1.7 AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of these Articles or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or no vote may be specified by law, these Articles or the By-Laws of the Corporation), and in addition to any affirmative vote of the holders of or any other class or series of capital shares of the Corporation or any series of the foregoing then outstanding which is required by law or by or pursuant to these Articles, the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding Voting Shares, voting together as a single voting group, shall be required to amend, repeal, or adopt any provisions inconsistent with, this Section 6.1.

      6.2. STANDARDS FOR BOARD OF DIRECTORS' ACTIONS. Members of the Board of Directors of the Corporation, in considering what they reasonably believe to be in the best interests of the Corporation, may consider the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, the region and the nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

      6.3. SHAREHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS. Subject to the provisions of Section 6.1, any (i) sale, lease or exchange of all or substantially all of the property or assets, including goodwill, of the Corporation, or (ii) merger, share exchange or consolidation of the Corporation with or into any other entity, shall, to the extent approval by the Corporation's shareholders is required by applicable law or by these Articles, require the affirmative vote of at least two-thirds of the total number of votes eligible to be cast by shareholders on such sale, lease or exchange, or merger, share exchange or consolidation, voting together as a single voting group, at a duly constituted meeting of shareholders called expressly for such purpose. The two-thirds vote requirement set forth in the previous sentence shall not apply, and only the affirmative vote of a majority of the total number of votes eligible to be cast by shareholders on such matter, voting together as a single voting group, shall be required if the Board of Directors recommends, by the affirmative vote of two-thirds (2/3) of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at the time of such action there shall be an Interested Shareholder, in which case such action shall also require the affirmative vote of a majority of the Independent Directors then in office at such meeting), that the shareholders approve such transaction by the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such transaction, voting together as a single voting group. The provisions of this Section 6.3 shall not apply to the extent that a higher percentage vote shall be required by law or the provisions of Section 6.1 of these Articles.

      6.4. PREEMPTIVE RIGHTS. Holders of the capital shares of the Corporation shall not be entitled to preemptive rights with respect to any capital shares of the Corporation which may be

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

issued.

      6.5. DIRECTORS.

            6.5.1 CLASSIFICATION OF DIRECTORS. The number of Directors and their respective classifications shall be fixed from time to time by the Board of Directors; provided, however, that if at the time of such action there is an Interested Shareholder, such action shall in addition require the affirmative vote of a majority of the Independent Directors then in office. The Directors, other than those who may be elected by the holders of any other class or series of shares of the Corporation with a separate right to elect Directors, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible, with one class to be elected annually. The initial Directors of the Corporation shall hold office as follows: the first class of Directors shall hold office initially for a term expiring at the first Annual Meeting of shareholders following the Conversion Effective Date (as defined below), the second class of Directors shall hold office initially for a term expiring at the second Annual Meeting of shareholders following the Conversion Effective Date, and the third class of Directors shall hold office initially for a term expiring at the third Annual Meeting of shareholders following the Conversion Effective Date. At each succeeding Annual Meeting of shareholders, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the Annual Meeting of shareholders held in the third year following the year of their election. Members of each class shall hold office until the Annual Meeting occurring at the end of their respective terms, or until such Director sooner dies, resigns, is removed or becomes disqualified. Despite the expiration of a Director's term, such Director shall continue to serve until his or her successor is duly elected and qualified or until the number of Directors has been reduced. A decrease in the number of Directors shall not shorten any incumbent Director's term. For the purpose of this Section 6.5, the "CONVERSION EFFECTIVE DATE" shall mean the effective date of this Corporation's conversion from mutual holding company to stock form in accordance with the provisions of Chapter 167H of the Massachusetts General Laws. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of these Articles, any voting group shall have the right to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles and any Amendment of Designations applicable thereto.

            6.5.2 REMOVAL OF DIRECTORS. Subject to the rights of any voting group with a separate right to elect Directors, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office, only for cause and only by an affirmative vote of not less than two-thirds (2/3) of the total votes eligible to be cast by shareholders, voting together as a single class, at a duly constituted meeting of shareholders called expressly for the purpose of removing such Director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

            6.5.3 VACANCIES. Any vacancy in the Board of Directors, including a vacancy resulting from the enlargement of the Board, may be filled only by the affirmative vote of the majority of the remaining Directors then in office, though less than a quorum of the number constituting the full board as fixed by the Board of Directors; provided, however, that if at the time of such vacancy there is an Interested Shareholder, such vacancy may be filled only by the affirmative vote of a majority of the Independent Directors then in office. A Director elected to fill such a vacancy shall be elected to serve for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created and until such Director's successor has been duly elected and qualified, or until such Director sooner dies, resigns, is removed or becomes disqualified. If the vacant office was held by a Director elected by a voting group of shareholders, only the shareholders of that voting group or Directors elected by that voting group are entitled to fill the vacancy.

            6.5.4 LIMITATION OF LIABILITY OF DIRECTORS. To the maximum extent permitted by the Act, as the same exists or may hereafter be amended, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability. No amendment to or repeal of the provisions of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act of such director occurring prior to such amendment or repeal. If the Act is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

      6.6. CALL OF SPECIAL MEETINGS. Special meetings of shareholders may be called by a majority of the Directors then in office (provided, however, that if there is an Interested Shareholder, any such call by the Board of Directors shall also require the affirmative vote of a majority of the Independent Directors then in office). Special meetings shall be called by the Secretary or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who hold at least (i) 80% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. The hour, date and place of any special meeting and the record date for determining the shareholders having the right to notice of and to vote at such meeting shall be determined by the Board of Directors or the President. At a special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting in accordance with the procedures set forth in the By-Laws of the Corporation.

      6.7. QUORUM; VOTING. Except as otherwise provided by law or expressly provided in Section 6.11, the presence, in person or by proxy, of the holders of record of capital shares of the Corporation entitling the holders thereof to cast a majority of the total number of votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on that matter at a meeting of the shareholders. Every reference in these Articles to a majority or other proportion of capital shares (or the holders thereof) for purposes of determining any quorum requirement or any requirement for shareholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital shares after giving effect to the provisions of
Section 6.11.

      6.8. ACTION BY WRITTEN CONSENT. Any action to be taken at any Annual Meeting or special meeting of shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders within 60 days of the earliest dated consent delivered to the Corporation as required by this Section
6.8. Such consents shall be treated for all purposes as a vote at a meeting.

      6.9. AMENDMENT OF BY-LAWS.

            6.9.1 AMENDMENT BY DIRECTORS. Except as otherwise required by law, the Board of Directors may adopt, amend or repeal the By-Laws of this Corporation in whole or in part, acting by the affirmative vote of a majority of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at the time of such action there shall be an Interested Shareholder, in which case such action shall also require the affirmative vote of two-thirds (2/3) of the Independent Directors then in office at such meeting). Not later than the time of giving notice of the annual meeting of shareholders next following the adoption, amendment or repeal by the Directors of any By-Law, notice thereof stating the substance of such action shall be given to all shareholders entitled to vote on amending the By-Laws.

            6.9.2 AMENDMENT BY SHAREHOLDERS. The By-Laws of the Corporation may be amended at a duly constituted meeting of shareholders, called expressly for such purpose, by the affirmative vote of at least seventy-five percent (75%) of the total votes eligible to be cast by shareholders on such amendment, voting together as a single voting group; provided, however, that if the Board of Directors recommends, by the affirmative vote of two-thirds (2/3) of the Independent Directors then in office at a duly constituted meeting of the Board of Directors, that shareholders approve such amendment at such meeting of shareholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such amendment, voting together as a single voting group.

      6.10. AMENDMENT OF ARTICLES OF ORGANIZATION. These Articles may be amended by the Board of Directors without shareholder action to the fullest extent permitted by the Act. Except as otherwise expressly required by law with respect to the right of any voting group to vote separately on an amendment to these Articles, these Articles may also be amended, at a duly constituted meeting of shareholders called expressly for such purpose, by the affirmative vote of at least seventy-five percent (75%) of the total votes eligible to be cast by shareholders on such amendment, voting together as a single voting group; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two-thirds (2/3) of the Independent Directors then in office at a duly constituted meeting of the Board of Directors, that shareholders approve such amendment at such meeting of shareholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such amendment, voting together as a single voting group. Notwithstanding the foregoing, to the extent that any provision of these Articles provides for shareholder approval by a vote of more than a majority of the total votes eligible to be cast, such provision may only be amended, altered, changed or repealed after approval by the same percentage vote as is provided for in such provision.

      6.11. BENEFICIAL OWNERSHIP LIMITATION.

            6.11.1 For a period of five (5) years from the Conversion Effective Date, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of the issued and outstanding Voting Shares (including any securities convertible into, or exercisable for, Voting Shares) if, after conversion or exercise by such person of all such convertible or exercisable securities of which such person is the beneficial owner, such person would be the beneficial owner of more than ten percent (10%) of the then-outstanding Voting Shares (the "10% LIMIT").

            6.11.2 This limitation shall not apply to (i) the Corporation, any Subsidiary or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan; (ii) any offer with a view toward public resale made exclusively to the Corporation by underwriters or a selling group acting on its behalf, (iii) to a corporate reorganization which does not result in any change in the respective beneficial ownership interests of the Corporation's shareholders other than pursuant to the exercise of any dissenters' appraisal rights, or (iv) to any offer or acquisition of Voting Shares which has been expressly approved in advance by an affirmative vote of not less than two-thirds (2/3) of the Directors then in office (unless at the time of such action there shall be an Interested Shareholder, in which case such action shall also require the affirmative vote of two-thirds (2/3) of the Independent Directors then in office at such meeting).

            6.11.3 Notwithstanding any other provision of these Articles, in no event shall any record owner of any outstanding Voting Shares which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of the 10% Limit in contravention of the provisions of this Section 6.11, be entitled to any vote or be permitted to vote in respect of the shares held in excess of the 10% Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Voting Shares beneficially owned by such person beneficially owning shares in excess of the 10% Limit shall be a number equal to the total number of votes which a single record owner of all Voting Shares beneficially owned by such person would be entitled to cast (as determined in accordance with this Section 6.11) multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Voting Shares beneficially owned by such person. In the event that shares are acquired in violation of this Section 6.11, the Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Shares to any person who is the beneficial owner, or as the result of such transfer would become the beneficial owner, of shares in excess of the 10% Limit, and (ii) the Board of Directors may cause such shares in excess of the 10% Limit to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of the sale.

            6.11.4 The following definitions shall apply to this Section 6.11:

                  (a) "ACQUIRE" shall include every type of acquisition, whether effected by purchase, exchange, operation of law, or otherwise.

                  (b) "AFFILIATE" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles.

                  (c) The "10% LIMIT" shall have the meaning set forth in
      Section 6.11.1.

                  (d) A "PERSON" shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

            6.11.5 The Board of Directors shall have the power to construe and apply the provisions of this Section 6.11 and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (i) the number of Voting Shares beneficially owned by any person; (ii) whether a person is an Affiliate of another; (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership; (iv) the application of any other definition or operative provision of this Section 6.11 to the given facts; or (v) any other matter relating to the applicability or effect of this Section 6.11.

            6.11.6 The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Voting Shares in excess of the 10% Limit (or holds of record Voting Shares beneficially owned by any person in excess of the 10% Limit) supply the Corporation with complete information as to: (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the 10% Limit; and (ii) any other factual matter relating to the applicability or effect of this Section 6.11 as may reasonably be requested of such person.

            6.11.7 Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section 6.11 in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders.

            6.11.8 In the event any provision (or portion thereof) of this
Section 6.11 shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section 6.11 shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its shareholders that each such remaining provision (or portion thereof) of this
Section 6.11 remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including shareholders owning an amount of Voting Shares in excess of the 10% Limit, notwithstanding any such finding.

      6.12. INTERPRETATION. When a reference is made in these Articles to a Section, such reference shall include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The headings contained in these Articles are for reference purposes only and shall not affect in any way the meaning or interpretation of these Articles.

      6.13. CERTAIN STATUTE. The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to the Corporation.

                                   ARTICLE VII

Unless otherwise provided in the articles of organization, the effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:

      N/A.

                                  ARTICLE VIII

            The information contained in this article is not a permanent part of the articles of organization.

a. The street address of the initial registered office of the corporation in the commonwealth:

b.       The name of its initial registered agent at its registered office:

c The names and addresses of the individuals who will serve as the initial directors, president, treasurer and secretary of the corporation:

         President:

         Treasurer:

         Secretary:

         Director(s):

d.       The fiscal year end of the corporation:

e. A brief description of the business in which the corporation will engage:

f.       The street address of the principal office of the corporation is:

g. The records of the corporation required to be kept in the commonwealth will be kept at:

         ___________________________________________________________________,
         which is the street address of its principal office; or an office of its transfer agent, its secretary/assistant secretary, or its registered agent.

Signed this__________day of___________________________ _____________by the
incorporators whose name and address are listed below:

Name:
Signature:_________________________________________
Address:___________________________________________

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156D)

I hereby certify that upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $______having been paid, said articles are deemed to have been filed with me this ______ day of ___________, 2005 at __________ am/pm.

Effective date:_________________________________________
               (must be within 90 days of date submitted)

              WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

Filing fee: $275.00 for up to 275,000 shares plus $100 for each additional 100,000 shares or any fraction thereof.

                         TO BE FILLED IN BY CORPORATION
                              CONTACT INFORMATION:

             _____________________________________________________
             _____________________________________________________
             _____________________________________________________

                                   TELEPHONE:

                                     EMAIL:

A copy of this filing will be available on-line at WWW.STATE.MA.US/SEC/COR after 7:00 p.m. on the date the document is filed.

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